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                                  EXHIBIT 99.1

[IBSS Logo]

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.
115 ATRIUM WAY, SUITE 228
COLUMBIA, SC  29223
(803) 736-5595   FAX  (803) 736-5639


MEDIA CONTACT                       INVESTOR CONTACTS
Lorri-Ann Carter                    Dian Griesel, Ph.D. / Lisa Lindberg
CarterTodd & Associates, Inc.       The Investor Relations Group (East Coast)
803.779.4005                        212.736.2650
la@cartertodd.com                   TheProTeam@aol.com

                                    Sean Collins
                                    Coffin Communications Group (West Coast)
                                    818.789.0100 ext. 102
                                    sean.collins@coffincg.com



         FRUIT OF THE LOOM SIGNS MULTI-MILLION DOLLAR CONTRACT WITH IBSS

          LEADING INTERNATIONAL APPAREL MANUFACTURER TO IMPLEMENT IBSS'
                       SYNAPSE MANUFACTURING(TM) SOFTWaRE

Columbia, SC--December 18, 2000--Integrated Business Systems & Services, Inc. ("IBSS") (NasdaqNM: IBSS) today announced that after a thorough evaluation of manufacturing technologies, Fruit of the Loom has selected IBSS' Synapse Manufacturing(TM) software for data collection at its manufacturing locations. Fruit of the Loom expects the implementation of the pilot location to be completed in the next several months.

"IBSS continues to receive acceptance of its Synapse technology in the market place," said Harry Langley, President and CEO of IBSS. "Being selected by Fruit of the Loom further demonstrates the enormous acceptance of Synapse among major corporations. The new contract with Fruit of the Loom is a milestone for IBSS as its entrance into the Fortune 500 market. During this year, IBSS has announced a series of significant Synapse agreements including Brain North America, Lifestyle Furnishings International, ASP*n and WilCam Systems that validate the Synapse technology for the marketplace and reinforce IBSS' capacity to capture sales from multiple revenue licensing streams."


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IBSS' Synapse software has been applied throughout the manufacturing industry including the apparel market. Fruit of the Loom is a fully integrated manufacturer, performing most of its own yarn spinning, knitting, cloth finishing, cutting, sewing and packaging.

ABOUT IBSS

IBSS provides value added business software products and services to organizations globally that require the use of transaction processing technology and connectivity solutions. Through the licensing, installation and servicing of IBSS Synapse based technology; the company brings a new paradigm to the integrated systems market. The Synapse architecture provides the framework that allows traditional businesses to easily and rapidly transition from the current way they do business to the new e-business paradigm. IBSS provides a line of Synapse-based products that include Synapse Manufacturing(TM) for manufacturing plant automation; Synapse EAI+(TM) for enterprise modeling and application integration; and Synapse B2B(TM) for ASP enablement and for integrating a company's applications with its supply chain. IBSS has offices in Columbia and Detroit. For more information about IBSS' technology and services, call 800-553-1038 or visit www.ibss.net.

ABOUT FRUIT OF THE LOOM

Fruit of the Loom is a leading, international vertically integrated basic apparel company. The Company is one of the largest manufacturers and marketers of men's and boys' underwear, women's and girls' underwear, printable T-shirts and fleece for the activewear industry, casualwear, and childrenswear. The Company sells its products principally under the FRUIT OF THE LOOM(R), BVD(R), SCREEN STARS(R), WILSON(R), and UNDEROOS(R) brands.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

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